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                                          EXHIBIT 10.46

                                        * CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTION HAS BEEN FILED
                                          SEPARATELY WITH THE SECURITIES AND
                                          EXCHANGE COMMISSION.


                                    AGREEMENT

AGREEMENT by and between Infoseek Corporation, a corporation duly organized under the laws of California, with its principal place of business at 2620 Augustine Drive, #250, Santa Clara, California 95054, hereinafter referred to as "Infoseek", and Verity, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 1550 Plymouth Street, Mountain View, California 94043, hereinafter referred to as "Verity".

WHEREAS, Verity and Infoseek desire to provide users of the Verity "Topic Search for Exchange" product (such product, and the other Verity products as may be added from time to time pursuant to Section 1 below, hereinafter referred to as the "Products") access to the Infoseek Guide service (such service, and the service(s) designated by Infoseek as successor and/or alternative services thereto, hereinafter referred to as the "Service") in conjunction with use of the Product.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, Infoseek and Verity hereby agree as follows:

1. Infoseek grants to Verity a worldwide, nonexclusive license to use, reproduce, publicly display and distribute the Infoseek Guide icon for the purpose of including the icon as a branded button ("Infoseek Button") in a mutually agreeable location on the client interface of the Products. The Infoseek Button will, when "clicked" by the user, launch a browser which will automatically display the Infoseek Guide Home Page. Verity agrees to place the Infoseek Button on Version 1 and all intermediate versions of the Topic Search for Exchange product leading up to and including Version 2.0. Infoseek and Verity will mutually agree to any additional Verity products to be considered "Products" under this Agreement, if at all. The process for adding other Verity products will be as follows: (i) Infoseek and Verity contacts will discuss the appropriate product and the location of the Infoseek Button and the graphic/look-and-feel of the Infoseek Button;
         (ii) upon such agreement, a mutually agreed upon amendment to Appendix A shall be executed by the parties and the new agreed upon Verity product will be added as a "Product" under this Agreement. Nothing in this Agreement shall limit Verity's right to include other branded or unbranded icons on Products so that users of Verity products may have access to services similar to the Service.

2. On or before April 15, 1996, Infoseek shall provide to Verity a graphic for the Infoseek Button on the Product and a URL address used to account for traffic from the "Topic Search for Exchange" product. Infoseek may make changes from time to time that may affect the content, features, performance, and appearance of the Service; provided, that Verity may, upon (30) days prior written notice to Infoseek, cease distributing the Product with the Infoseek Button if any such changes, in Verity's reasonable opinion, renders the Product inappropriate for or less desirable to Verity's customers.
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3.       NEITHER PARTY MAKES ANY, AND EACH PARTY ACKNOWLEDGES THAT THE OTHER
         PARTY HAS NOT MADE ANY, AND HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.       a.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER
         FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS SET FORTH IN SECTION 4(b) BELOW. FURTHER IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY THIRD PARTY
         CLAIMS BASED ON ALLEGED OR ACTUAL INACCURACIES, MISREPRESENTATIONS OR MISSTATEMENTS CONTAINED IN OR IMPLIED
         BY THE SERVICE, NOR WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY BASED ON ANY THIRD PARTY CLAIMS OF LIBEL, SLANDER, OBSCENITY, INVASION OF PRIVACY, RIGHT OF PUBLICITY OR ANY OTHER DEFAMATION WHICH MAY ARISE OR BE RELATED TO THE CONTENTS CONTAINED IN OR INFORMATION PROVIDED BY THE
         SERVICE, EXCEPT AS SET FORTH IN SECTION 4(b) BELOW.

         b. Infoseek agrees to defend, indemnify and hold Verity, and its officers, directors, employees and agents, harmless from all costs and damages (including attorneys' fees and costs) finally awarded to a third party arising out of any legal action to the extent based on a claim that (i) the Infoseek Button infringes a trademark or service mark of a third party; (ii) the portion of the Service controlled by Infoseek or any information contained in or distributed by Infoseek through the Service contains alleged or actual inaccuracies,
        *misrepresentations or misstatements; or (iii) [                 ]
         (a) Verity shall promptly notify Infoseek in writing when Verity first becomes aware of a claim or the possibility thereof, (b) Infoseek is provided all reasonable information available to Verity and, at Infoseek's expense, Verity's assistance in settling or defending the action, and (c) Infoseek will have sole control of the settlement, compromise, negotiation, and defense of any such action. Verity may participate in such action at Verity's own expense.

6. Infoseek will pay to Verity royalties as specified in Appendix A within forty-five (45) days following the end of each calendar quarter in which such royalties accrue. Each royalty payment will be accompanied by a royalty report in Infoseek's then-current standard form which details the royalties due for the preceding calendar quarter, as more particularly set forth in Appendix A. Past due payments will accrue interest at the rate of 1% per month or the maximum allowed by law, whichever is greater, until paid.


- -------------------------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION


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7.   Each party shall hold in confidence all materials or information disclosed to it in confidence hereunder ("Confidential Information") which are marked as confidential or proprietary, or if disclosed verbally, reduced to writing and marked confidential within thirty (30) days after the date of disclosure. Confidential Information shall also include any new product information or the results of any bench mark or similar tests on the Products conducted by Verity. Each party agrees to take precautions to prevent any unauthorized disclosure or use of Confidential Information consistent with precautions used to protect such party's own confidential information, but in no event less than reasonable care. The obligations of the parties hereunder shall not apply to any materials or information that is or becomes a part of the public domain through no act or omission of the receiving party or which is independently developed by the receiving party without the use of Confidential Information. In the event of a breach of this section, the parties agree that the non-breaching party will suffer irreparable harm and injury for which money damages would be an inadequate remedy. Accordingly, the non-breaching party may seek injunctive relief, in addition to any and all other remedies at law, for any threatened or actual breach of this section.

8. Verity shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom Infoseek shall allow reasonable access to Infoseek's books of account and other relevant records relating to the Service accessed through the Product for the purpose of verifying the amounts due and payable to Verity under this Agreement. The information disclosed by Infoseek to such auditors in the course of performing such audit will be kept confidential by the auditor. Verity may request such audits no more frequently than once in a consecutive six (6) month period and may not review records more than twelve (12) months old. Access to Infoseek's documentation shall be during Infoseek's regular business hours upon at least fifteen (15) days prior written notice and may be conditioned upon the auditor executing a confidentiality agreement in a form reasonably acceptable to Infoseek relating to the auditor's performance of an audit hereunder. In the event that an audit discloses an underpayment for any six (6) consecutive month period of more than five percent (5%) of the aggregate amount due to Verity, Infoseek shall pay the reasonable costs of such audit and the amount of such underpayment (with accrued interest) within thirty (30) days after completion of such audit.

9. This Agreement shall be effective on the last date executed by Infoseek and Verity ("Effective Date") and, unless earlier terminated in accordance herewith, shall continue in force for an initial term ending three (3) years from the Effective Date; provided, however, that either party may terminate this Agreement as of the date of the second and third anniversaries of this Agreement by providing written notice of its election to terminate the Agreement at least thirty (30) days prior to such second anniversary and third anniversary, respectively. Thereafter, this Agreement will renew only upon the mutual written agreement of the parties.

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     Either party will have the right to terminate this Agreement upon thirty
     (30) days notice if the other party is in default of any material obligation herein, which default is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting party, or within such additional cure period as the non-defaulting party may authorize in writing.

     Upon the termination or expiration of this Agreement, (i) each party shall promptly return all Confidential Information, and other information, documents, manuals, equipment and other materials belonging to the other party; (ii) Verity and its third party distributors and resellers may distribute all Products in inventory as of the effective termination or expiration date which contain the Infoseek Button (but no more than the number of Product which represents Verity's average monthly inventory of Product for the twelve (12) months preceding the date of such termination); and (iii) all third party users shall have the continued right to use the Products with the Infoseek Button.

     With the exception of Sections 1 and 2, all sections of this Agreement will survive termination or expiration. No royalty shall be due and payable hereunder by Infoseek for any period after the term of this Agreement except as set forth in Appendix A and above in this Section 9.

10. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties in any way. Neither party nor its employees has the authority to bind or commit the other party in any way, or to incur any obligation on its behalf.

11. Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party. Notwithstanding the foregoing, Verity may assign the right to receive royalties and either party may assign this Agreement without the prior written consent of the other party in connection with a sale of fifty percent (50%) or more of the assignor's stock, a sale of all or substantially all of the assignor's assets, a reorganization, consolidation or merger. Any attempted assignment, sublicense or transfer in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

12. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of the Agreement will remain in full force and effect.

13. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested,

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     postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Paragraph 13.

      If to Verity:                              With a copy to:
      Verity, Inc.                               Verity, Inc.
      Attention: President                       Attention: General Counsel
      1550 Plymouth Street                       1550 Plymouth Street
      Mountain View, California 94043            Mountain View, California 94043

      If to Infoseek:                            With a copy to:
      Steven T. Kirsch                           Infoseek Corporation
      Infoseek Corporation                       Attn.: Legal Department
      2620 Augustine Drive, Suite 250            2620 Augustine Drive, Suite 250
      Santa Clara, CA 95054                      Santa Clara, CA 95054

14. In the event of any dispute relating to or arising out of this Agreement, the prevailing party in such dispute will be entitled to recover its reasonable attorneys' fees and costs.

15. This Agreement shall be governed by and construed in accordance with the law of the State of California without regard to its rules on conflicts of laws. This Agreement sets forth the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes all prior oral and written understandings, communications or agreements not specifically incorporated herein. This Agreement may not be modified except in a writing duly signed by authorized representatives of Verity and Infoseek.

     ACCEPTED FOR INFOSEEK CORPORATION         ACCEPTED FOR VERITY, INC.


     By:                                       By:
        -------------------------------------     ------------------------------
        Authorized Signature                      Authorized Signature

     Print Name: Andrew E. Newton              Print Name: TIMOTHY J. MOORE
                -----------------------------             ----------------------
     Title:  Vice President & General Counsel  Title: Vice President
           ----------------------------------        ---------------------------
     Date:  March 31, 1996                     Date: 3/31/96
          -----------------------------------       ----------------------------

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                                   APPENDIX A

 Except as otherwise specified in this Agreement, Infoseek shall pay to Verity a
*royalty equal to [        ] of Net Fees (as described below) for advertisement
 impressions ("Impressions") appearing on Service Results Pages ("Qualified Pages") accessed by users of the Service who "click" Infoseek Button on the Product pursuant to this Agreement. Such amounts shall be payable with respect to all Net Fees recognized, in the period commencing on the effective date of this Agreement and ending on the date one year after the earlier of (i) the date of the termination of this Agreement and (ii) the date Verity ceases distributing Product with the Infoseek Button pursuant to Section 2, through the use of the Infoseek Button on Product distributed during the term of the Agreement and Product distributed thereafter pursuant to Section 9 of the Agreement. Infoseek makes no guaranty or warranty (i) that all Qualified Pages shall contain an Impression, (ii) that all Impressions shall be chargeable, or, if chargeable, (iii) regarding the amount of any charges therefor. Infoseek does agree that it will not direct disproportionately to Verity customers advertisements on the Service for which Infoseek receives Barter Revenue (as defined below) in lieu of other revenue.

 "Net Fees" shall mean all amounts recognized as revenue by Infoseek, other than advertisement for advertisement barter revenue ("Barter Revenue"), from advertisers on the Service attributable to Impressions appearing on Qualified Pages less, with respect to such amounts, (1) any amounts for refunds or other credits, including, but not limited to, amounts credited for bad debt or fraud;
 (2) any amounts payable by Infoseek applicable to internal and/or external sales commissions, advertising agency fees, or fees or royalties payable or creditable to third parties; and (3) any applicable sales, use, value-added or withholding taxes, or export duties or similar charges required to be paid or withheld by Infoseek.

*[    ] attributable to [    ] shall be [    ] in the [    ] advertisement
 banner, impressions placed in the general rotation on the Service at Infoseek's *then-current advertising rate card pricing and terms and conditions for [ ]. *Any such advertisement banner will be in form and content reasonably
 satisfactory to [    ].

 Each royalty report will specify the total applicable Net Fees recognized and the computation of Net Fees and royalties.

 --------
 * CONFIDENTIAL TREATMENT REQUESTED
   FOR REDACTED PORTION


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Royalty payments to be mailed to:

         Verity, Inc.
         1550 Plymouth Street
         Mountain View, California 94043
         Phone: 408/567-2724

         Fax: 408/986-1889

PRODUCTS

Topic Search for Exchange

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